UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ		85004-2189

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Term Loan

On December 9, 2015, Freeport-McMoRan Inc. (FCX) and Freeport-McMoRan Oil & Gas LLC (FM O&G), as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and each of the lenders party thereto entered into the Second Amendment to Term Loan Agreement dated as of December 9, 2015 (Second Amendment) to the Term Loan Agreement dated as of February 14, 2013, as amended by the First Amendment to Term Loan Agreement dated as of February 27, 2015, among the borrowers, the administrative agent, the syndication agent, and each of the lenders party thereto.

The changes made pursuant to the Second Amendment include modification of the maximum total leverage ratio to 5.50x for the quarter ending December 31, 2015, 5.90x for the quarters ending March 31, 2016 and June 30, 2016, 5.75x for the quarter ending September 30, 2016, 5.00x for the quarter ending December 31, 2016, and 4.25x for 2017, reverting to 3.75x thereafter.

The Second Amendment also provides for certain changes to interest rate spreads. If and during such periods as the total leverage ratio as of the end of the fiscal quarter (commencing with the fiscal quarter ending December 31, 2015) (1) exceeds 4.00 to 1.00 but is less than or equal to 4.50 to 1.00, the Applicable Rate (as such term is defined in the Second Amendment) will be, for any day, a rate per annum 25 basis points in excess of the rate per annum otherwise applicable, and (2) exceeds 4.50 to 1.00, the Applicable Rate (as such term is defined in the Second Amendment) will be, for any day, a rate per annum 50 basis points in excess of the rate per annum otherwise applicable.

In addition, a mandatory prepayment provision was added which provides that if, as of the last day of any fiscal quarter, the total leverage ratio exceeds 4.00 to 1.00, 50% of the net proceeds from certain sale, transfer, lease or other dispositions of certain assets, subject to certain exceptions, must be applied to repay the term loan (applied to the 2020 tranche and the 2018 tranche pro rata based on relative aggregate outstanding principal amounts thereof).

The Second Amendment provides for no other changes.

Third Amendment to Revolving Credit Facility

On December 9, 2015, FCX, PT Freeport Indonesia, FM O&G, as borrowers, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent and each of the lenders party thereto entered into the Third Amendment to Revolving Credit Agreement dated as of December 9, 2015 (Third Amendment) to the Revolving Credit Agreement dated as of February 14, 2013, as amended by the First Amendment to Revolving Credit Agreement dated as of May 30, 2014 and the Second Amendment to Revolving Credit Agreement dated as of February 27, 2015, among the borrowers, the administrative agent, the syndication agent, and each of the lenders party thereto.

The changes made pursuant to the Third Amendment include modification of the maximum total leverage ratio and interest rate spreads consistent with the term loan amendment described above. The Third Amendment provides for no other changes.

As of December 8, 2015, there were borrowings of $510 million and $36 million of letters of credit issued under the revolving credit facility, resulting in availability of approximately $3.5 billion, of which approximately $1.5 billion could be used for additional letters of credit.

For additional information about the term loan and the revolving credit facility, refer to Note 8 to the consolidated financial statements in FCX’s Annual Report on Form 10-K for the year ended December 31, 2014.

JPMorgan Chase Bank, N.A. and Bank of America, N.A. and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which JPMorgan Chase Bank, N.A. and Bank of America, N.A. have received or will receive customary fees and expenses.

The foregoing summaries of the Second Amendment and the Third Amendment do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Second Amendment and the Third Amendment, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) As required under that certain Nomination and Standstill Agreement between Freeport-McMoRan Inc. (FCX), Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., Andrew Langham and Courtney Mather, on December 8, 2015, the Board of Directors of FCX approved amendments to Articles X and XI of FCX’s Amended and Restated By-Laws to provide that stockholders may provide timely notice of director nominations and other business to be presented at the company’s annual meeting no earlier than 90 days and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

A copy of FCX’s Amended and Restated By-Laws, as amended effective December 8, 2015, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Freeport-McMoRan Inc. issued a press release dated December 9, 2015, announcing additional actions in response to market conditions, including further revisions to its oil and gas capital spending plans, additional curtailments in copper and molybdenum production and the suspension of its common stock dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer & Treasurer (authorized signatory and
Principal Financial Officer)

Date: December 9, 2015

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

3.1	Freeport-McMoRan Inc. Amended and Restated By-Laws, as amended effective December 8, 2015.

10.1	Second Amendment dated as of December 9, 2015 to the Term Loan Agreement dated as of February 14, 2013, as amended by the First Amendment dated as of February 27, 2015, among Freeport-McMoRan Inc. and Freeport-McMoRan Oil & Gas LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, HSBC Bank USA, National Association, Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders party thereto.

10.2	Third Amendment dated as of December 9, 2015 to the Revolving Credit Agreement dated as of February 14, 2013, as amended by the First Amendment dated as of May 30, 2014 and the Second Amendment dated as of February 27, 2015, among Freeport-McMoRan Inc., PT Freeport Indonesia and Freeport-McMoRan Oil & Gas LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and the swingline lender, Bank of America, N.A., as syndication agent, BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders and issuing banks party thereto.

99.1	Press Release dated December 9, 2015, titled “Freeport-McMoRan Announces Further Reduction in Capital Spending, Metals Production, & Suspension of Common Stock Dividend.”